Exhibit 99.2

                    Certification of Chief Financial Officer
            Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of MFA Mortgage Investments, Inc. (the "Company"), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the "Form 10-Q"), filed herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


By:    /s/ William S. Gorin                     Dated: April 21, 2003
           ----------------                            --------------
           William S. Gorin
Title:     Chief Financial Officer